UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2012

VERINT SYSTEMS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34807 (Commission File Number)	11-3200514 (IRS Employer Identification No.)

330 South Service Road, Melville, New York (Address of Principal Executive Offices)	11747 (Zip Code)

Registrant's telephone number, including area code: (631) 962-9600

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information in "Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers" below is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information in "Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers" below with respect to the 2004 Plan (as defined therein) is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material Compensatory Plan, Contract or Arrangement.

On June 15, 2012, Verint Systems Inc. (the "Company" or "Verint") held its 2012 Annual Meeting of Stockholders (the "Annual Meeting").

On May 11, 2012, the board of directors of Verint adopted Amendment No. 1 (the "Amendment") to the Verint Systems Inc. 2010 Long-Term Stock Incentive Plan (the "Plan"), subject to stockholder approval. At the Annual Meeting, Verint's stockholders approved the Amendment. The Amendment:

        increases the maximum number of shares of the Company's common stock that may be issued or transferred under the Plan by the sum of (x) 4,500,000 plus (y) the number of shares that remain available for issuance or transfer under the Verint Systems Inc. 2004 Stock Incentive Compensation Plan (as amended and restated, the "2004 Plan") as of the date of stockholder approval of the Amendment;
        increases the maximum number of shares of the Company's common stock for which incentive stock options may be granted from 2,000,000 to 3,500,000; and
        extends the expiration date of the Plan to correspond with the date of stockholder approval of the Amendment (i.e., to June 15, 2022).

The 2004 Plan was terminated concurrently with the stockholder approval of the Amendment. The foregoing description of the Amendment is qualified in its entirety by reference to the terms of the Amendment, a copy of which has been filed as Exhibit 10.1 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter, as applicable. A more complete description of each matter is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on May 14, 2012.

  Election of Directors. The Company's stockholders voted to elect the following persons as directors to serve for the following year or until their successors are duly elected and qualified:
Name	Votes For	Votes Withheld	Broker Non-Votes
Dan Bodner	41,270,741	455,030	1,911,058
Susan Bowick	40,919,778	805,993	1,911,058
Victor DeMarines	38,963,174	2,762,597	1,911,058
Larry Myers	41,410,009	315,762	1,911,058
Augustus K. Oliver	41,018,953	706,818	1,911,058
Howard Safir	38,962,814	2,762,957	1,911,058
Theodore H. Shell	41,089,100	636,671	1,911,058
Shefali Shah	37,198,782	4,526,989	1,911,058
Mark C. Terrell	40,987,381	738,390	1,911,058

  Ratification of Deloitte & Touche LLP as the Company's Public Accounting Firm. The Company's stockholders voted to ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accountants for the year ending January 31, 2013. The results of the voting were 43,514,584 votes for, 121,939 votes against, and 306 abstentions.

  Approval of Amendment No. 1 to Verint Systems Inc. 2010 Long-Term Stock Incentive Plan . The Company's stockholders voted for approval of the Amendment. The results of the voting were 40,731,870 votes for, 991,982 votes against, 1,919 abstentions, and 1,911,058 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

      (d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to Verint Systems Inc. 2010 Long-Term Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: June 19, 2012

	By:	/s/ Peter Fante
		Name:	Peter Fante
		Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit Number Description 10.1 Amendment No. 1 to Verint Systems Inc. 2010 Long-Term Stock Incentive Plan